                                                Filed pursuant to Rule 424(b)(2)
                                                              File No. 333-00309

     Pricing Supplement No. 2 dated February 19, 1997 (to Prospectus Supplement dated September 16, 1996 and Prospectus dated January 25, 1996).


                                  LA QUINTA INNS, INC.

                                   MEDIUM-TERM NOTES

                              DUE MORE THAN NINE MONTHS
                                  FROM DATE OF ISSUE

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Principal Amount:  $50,000,000

Registered Holder: Cede & Co.

Taxpayer Identification No.:

     Book Entry    X
                  ---
     Certificated
                  ---

Fixed Rate Medium-Term Note:

     Original Issue Date: 2/24/97
     Interest Accrual Date:  2/24/97
     Interest Rate:  7.27%
     Original Maturity Date:  2/26/07
     Applicability of Extension of Maturity Date:  N/A
          If yes, state Final Maturity Date:  N/A
     Initial Redemption Date:  N/A
     Initial Redemption Percentage:  N/A
     Annual Redemption Percentage Reduction:  N/A
     Optional Repayment Date(s):  N/A
     Applicability of Modified Payment Upon Acceleration:  N/A
          If yes, state Issue Price:  N/A
     Applicability of Annual Interest Payments:  N/A
     Total Amount of OID:  None
     Original Yield to Maturity:  N/A
     Record Date (if other than
       January 1 and July 1):  N/A
     Other Terms:  None

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Floating Rate Medium-Term Note:  N/A

     Original Issue Date:
     Interest Accrual Date:
     Base Rate:
     Spread (Plus or Minus):
     Spread Multiplier:
     Alternate Rate Event Spread:
     Initial Interest Rate:
     Initial Interest Reset Date:
     Maximum Interest Rate:
     Minimum Interest Rate:
     Index Maturity:
     Interest Accrual Date:
     Interest Payment Date(s):
     Interest Payment Period:
     Interest Reset Period:
     Interest Reset Dates:
     Original Maturity Date:
     Applicability of Extension of Maturity Date:
          If yes, state Final Maturity Date:
     Initial Redemption Date:
     Initial Redemption Percentage:
     Applicability of Modified Payment upon Acceleration:
          If yes, state Issue Price:
     Annual Redemption Percentage Reduction:
     Optional Repayment Date(s):
     Calculation Agent:
     Total Amount of OID:
     Original Yield to Maturity:
     Initial Accrual Period OID:
     Reporting Service:
     Other Terms:


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